AMENDMENT TO EMPLOYMENT AGREEMENT

Whereas, Global Payments Inc. (“Global”) and Morgan M. Schuessler (“Executive”) are parties to an Employment Agreement dated as of May 1, 2007, as amended effective of January 1, 2009 (the “Agreement”); and

Whereas, the parties now desire to further amend certain of the terms of the Agreement;

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Agreement is hereby amended as follows:

Article 1. Clarification of Title

1. The first sentence under the heading “BACKGROUND” is hereby deleted and replaced with the following:

“Executive is currently serving as the Executive Vice President and Chief Administrative Officer.”

2. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Executive is employed as the Executive Vice President and Chief Administrative Officer. In such capacity, Executive shall have the responsibilities as shall be assigned to him by the Company.”

Article 2. Addition of a term.

Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to Section  7, Executive's initial employment period under this Agreement shall be the period which starts on January 30, 2012 and then continues without interruption until May 31, 2015; provided, Executive's initial employment period shall automatically be extended for one additional year on June 1, 2014 and on each subsequent anniversary of such date unless either the Company or Executive provides notice (in accordance with Section 17(f)) before such anniversary date that there will be no such extension. Executive's initial employment period and any subsequent extension of the initial Employment Period shall be referred to collectively as Executive's “Employment Period.” A failure to extend Executive's Employment Period shall not be treated for any reason whatsoever as a termination of Executive's employment under Section 7.”

Article 3. Reflection of Updated Base Salary

Section 5(a) is hereby deleted and replaced with the following:

“(a)    Base Salary. During the Employment Period, the Company will pay to Executive a base salary in the amount of U.S. $350,000 per year ("Base Salary"), less normal withholdings, payable in equal bi-weekly or other installments as are customary under the Company's payroll practices from time to time. Executive's Base Salary will be reviewed periodically and the Company may change Executive's Base Salary from time to time. The periodic review of Executive's salary will consider, among other things, Executive's own performance and the Company's performance.”

Article 4. Addition of Right to Clawback

Section 5(b) is hereby amended by adding a Section 5(b)(iii):

“(iii)    Clawback Policy. Notwithstanding anything contained in this Agreement, in the event that the Company institutes a clawback policy with respect to its bonus benefit or long term incentive benefits, any bonuses or long-term incentive benefits provided will be subject to such policy and Executive hereby agrees to comply with such policy.”

Article 5. Removal of severance related to termination for Poor Performance and stating that severance is consideration for the Restrictive Covenants.

1. Section 7(b) is hereby amended by deleting the first sentence and replacing it with the following:

“The Company may terminate Executive's employment with or without Cause.”

2. Section 7 (b) is further amended by deleting the definition of “Poor Performance”.

3. The last sentence of Section 7(d) is hereby deleted in its entirety and replaced with the following:

“The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.”

4. Section 8(a) shall be deleted in its entirety and replaced with the following:

“(a)    Prior to a Change in Control: Termination by Executive for Good Reason; Termination by the Company Other Than for Cause or Disability. If, prior to a Change in Control, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate employment for Good Reason within a period of 90 days after the occurrence of the event giving rise to Good Reason, then as consideration for the Restrictive Covenants as defined in Section 13 hereof (and with respect to the payments and benefits described in clauses (ii) through (ix) below, only if Executive executes (and does not revoke) a Release in substantially the form of Exhibit A hereto (the “Release”) within 60 days after the Date of Termination):”

5. Section 8 (b) shall be deleted in its entirety and replaced with “Intentionally Deleted”.

6. Section 8(c) shall be deleted in its entirety and replaced with the following:

“(c)    After or in Connection with a Change in Control: Termination by Executive for Good Reason; Termination by the Company Other Than for Cause or Disability. If there occurs a Change in Control and, within 24 months following such Change in Control (or if Executive can reasonably show that such termination by the Company was in anticipation of the Change in Control), the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate employment for Good Reason, then as consideration for the Restrictive Covenants as defined in Section 13 hereof (and with respect to the payments and benefits described in clauses (ii) through (ix) below, only if Executive executes (and does not revoke) the Release within 60 days after the Date of Termination):”

Article 6. Removal of Excise Tax Gross-up.

Section 10 shall be deleted in its entirety and replaced with the following:

“10.    Mandatory Reduction of Payments in Certain Events.

(a)    Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to Executive, a calculation shall be made comparing (i) the net benefit to Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the "Reduced Amount"). The reduction of the Payments due hereunder, if applicable, shall be made by reducing Payments in the following order: (A) the cash Payment under Section 8(a)(ii) or 8(c)(ii), as the case may be; (B) cash Payments under Section 8(a)(iii) or 8(c)(iii), as the case may be; (C) the cash Payment under Section 8(a)(ix) or 8(c)(viii), as the case may be; and (D) then, to the extent necessary, reducing those Payments having the next highest ratio of Parachute Value to actual present value of such Payments as of the date of the change of control, as determined by the Determination Firm (as defined in Section 10(b) below). For purposes of this Section 10, present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section 10, the “Parachute Value” of a Payment means the present value as of the date of the change of control of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Determination Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(b)    The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to

Section 10(a)(i) and (ii) above shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the "Determination Firm") which shall provide detailed supporting calculations. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments which Executive was entitled to, but did not receive pursuant to Section 10(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive but no later than March 15 of the year after the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises.

(c)    In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Section 10 shall be of no further force or effect.”

Article 7. Change to severance period

1. Section 8 (a)(ii), (iii), and (iv) shall be deleted in its entirety and replaced with the following:

“(ii) on the day following the six (6) month anniversary of the Date of Termination (the “Pay Date”), the Company shall pay Executive a lump sum equal to one-half of the amount of Executive's annual Base Salary; provided however, that the Company shall have no obligation to make such payment if Executive has violated any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and failed to remedy such violation to the satisfaction of the Chief Executive Officer within 10 days of notice of such violation; and

(iii) thereafter, for up to twelve (12) additional months, the Company will continue to pay Executive an amount equal to his monthly Base Salary, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time; provided, however that the Company's obligation to make or continue such payments shall cease if Executive becomes employed with a subsequent employer or earns an income which will be reportable as non-employee compensation on a 1099 form provided such non-employee compensation is reasonably anticipated to be more than $100,000 a year or if Executive violates any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and

(iv)    for a period of eighteen (18) months after the Date of Termination, Executive shall have the right to elect continuation of health care coverage under the Company's group health plan in accordance with “COBRA,” and the Company shall pay all premiums for such COBRA coverage for Executive and his covered dependents for such period, provided, however, that the obligation of the Company to pay the cost for such COBRA coverage shall terminate upon Executive's obtaining other employment to the extent that such health care coverage is provided by the new employer, and”
”

2. Section 8(c)(ii), (iii), and (iv) shall be deleted in their entirety and replaced with the following:

“(ii)    on the day following the six (6) month anniversary of the Date of Termination (the “Pay Date”), the Company (or its successor) shall pay Executive a lump sum equal to one-half of the amount of Executive's annual Base Salary; provided however, that the Company shall have no obligation to make such payment if Executive has violated any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and failed to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation;

(i)thereafter, for up to eighteen (18) additional months, the Company (or its successor) will continue to pay Executive an amount equal to his monthly Base Salary, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time; provided, however that the Company's obligation to make or continue such payments shall cease if Executive violates any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and
(ii)
(iii)for a period of eighteen (18) months after the Date of Termination, Executive shall have the right to elect continuation of health care coverage under the Company's group health plan in accordance with “COBRA,” and the Company shall pay all premiums for such COBRA coverage for Executive and his covered dependents for such period, provided, however, that the obligation of the Company to pay the cost for such COBRA coverage shall terminate upon Executive's obtaining other employment to the extent that such health care coverage is provided by the new employer, and”

Article 8. Change to definition of “Good Reason”

1. Section 7(c)(i) is hereby deleted in its entirety and replaced with the following:

“(i) a reduction by the Company in Executive's Base Salary or Bonus Opportunity as in effect on the Effective Date or as the same may be increased from time to time, or a material reduction by the Company in Executive's long term incentive opportunity (material for this purpose being defined as 20% or more from the baseline value which will be determined by reference to the value of Executive's long term compensation granted in the immediately preceding year, with value determined in accordance with typically used and accepted valuation methods applied in a consistent manner), in any case unless a similar reduction is made in the salary and incentives of similarly-situated employees which reduction is not rescinded within ten (10) days after the Company receives written notice from Executive that he believes that the reduction constitutes Good Reason and that he intends to resign if it is not rescinded; or”

2. Section 7(c)(iii) shall be deleted in its entirety and replaced with the following:

“(iii) a requirement that Executive be based in any office or location more than 50 miles from the then current office location; or”

3. Section 7(c)(iv) shall be deleted in its entirety and replaced with the following:

“(iv) without the written consent of Executive, the assignment to Executive to a position which is not comparable to an Executive Vice President and Chief Administrative Officer and which assignment is not rescinded within ten (10) days after the Company receives written notice from Executive that he believes that the assignment constitutes Good Reason and that he intends to resign if it is not rescinded; or”

4. A new Section 7(c)(v) is hereby added which shall read as follows:

“(v) without the written consent of Executive, the Company changes its reporting structure such that Executive no longer reports directly and exclusively to the Chief Executive Officer of a publicly traded company having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which reporting change is not rescinded within ten (10) days after the Company receives written notice from Executive that he believes that the assignment constitutes Good Reason and that he intends to resign if it is not rescinded.”

Article 9. Change to restricted stock acceleration and clarification regarding performance units.

1. Section 8(a)(v) is hereby deleted in its entirety and replaced with the following:

“(v)    all grants of restricted stock of the Company held by Executive as of the Date of Termination will become immediately vested as of the Date of Termination except for restricted stock which is subject to the next sentence. As for any outstanding grant of performance-based restricted stock which represent a right to receive Company stock contingent on the satisfaction of the related performance requirements and for which the Date of Termination falls during a Performance Cycle (as defined in the applicable award agreement), the Compensation Committee shall certify the results and shall deliver to Executive 50% of the number of whole number of the shares of Company stock, if any, that vested based on the actual satisfaction of such performance requirements no later than 2½ months after the last day of the period in which such Performance Cycle ends; and”

2. Section 8(c)(v) is hereby deleted in its entirety and replaced with the following:

“(v)    all grants of restricted stock of the Company held by Executive as of the Date of Termination will become immediately vested as of the Date of Termination except for restricted stock which is subject to the next sentence. As for any outstanding grant of performance-based restricted stock which represent a right to receive Company stock contingent on the satisfaction of the related performance requirements and for which the Date of Termination falls during a Performance Cycle (as defined in the applicable award agreement), the Compensation Committee shall certify the results and shall deliver to Executive 100% of the number of whole number of the shares of Company stock, if any, that vested based on the actual satisfaction of such performance requirements no later than 2½ months after the last day of the period in which such Performance Cycle ends; and”

Article 10. Inclusion of bonus in severance.

1. Section 8(a) shall be amended by adding the word “and” to the end of Section 8(a)(viii) and adding the following as Section 8(a)(ix):

“(ix)    the Company will pay Executive a pro-rated annual bonus for the fiscal-year in which the Date of Termination occurs equal to (i) the amount Executive would have earned, if any, under Section 5(b)(i) for the year of termination based on actual financial performance for such fiscal year, times (ii) a fraction, the numerator of which is the number of full months in the fiscal year preceding the Date of Termination and the denominator of which is 12; provided that such bonus shall be paid only if the pre-established performance targets are in fact certified by the Committee to have been met, and such bonus shall be paid in a single lump sum cash payment no later than 2½ months after the end of the fiscal year in which the bonus is earned.”

2. Section 8(c) is hereby amended by deleting Section 8(c)(viii) in its entirety and replacing it with the following:

“(viii) the Company (or its successor) will pay Executive a pro-rated annual bonus for the fiscal-year in which the Date of Termination occurs equal to (i) the amount Executive would have earned, if any, under Section 5(b)(i) for the year of termination based on actual financial performance for such fiscal year, times (ii) a fraction, the numerator of which is the number of full months in the fiscal year preceding the Date of Termination and the denominator of which is 12; provided that such bonus shall be paid only if the pre-established performance targets are in fact certified by the Compensation Committee to have been met, and such bonus shall be paid in a single lump sum cash payment no later than 2½ months after the end of the fiscal year in which the bonus is earned; and, as additional severance, the Company (or its successor) will pay Executive a lump sum equal to two (2) times the amount of Executive's target Bonus Opportunity (as in effect on the Date of Termination) on the date that is nine (9) months and one (1) day after the Date of Termination; provided however, that the Company shall have no obligation to make any payment under this §8(c)(viii) if Executive has violated any of the Restrictive Covenants (as defined in §13) and failed to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

Article 11. Making Rabbi Trust Revocable.

Section 15 is hereby amended by adding the following sentence to the end of the Section:

“For greater certainty, the foregoing trust shall be a revocable trust in the event the potential Change in Control which precipitated the funding of such trust is not consummated.”

Article 12. Timing of Expense Reimbursement.

Section 11 is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Any costs or expenses that otherwise meet the requirements for reimbursement under this Section 11 shall be reimbursed within 60 days of submission by Executive for a request for reimbursement, but in no event later than March 15 of the year following the year in which the Executive becomes entitled to such reimbursement by reason of being successful on at least one material issue (provided a request for reimbursement has been made).”

Article 13. Timing of Payment Contingent on Release of Claims

Section 17(h) is hereby amended by adding the following sentences to the end of the Section:

“Whenever in this Agreement a payment or benefit is conditioned on Executive's execution of a Release, such Release must be executed and all revocation periods shall have expired within 60 days after the Date of Termination; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes non-exempt deferred compensation for purposes of Section 409A of the Code, and if such 60-day period begins in one calendar year and ends in the next calendar year, the payment or benefit shall not be made or commence before the second such calendar year, even if the Release becomes irrevocable in the first such calendar year. In other words, Executive is not permitted to influence the calendar year of payment based on the timing of his signing of the Release.”

Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect; provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, such terms and conditions hereof shall prevail and be controlling.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized as of the 30th day of January, 2012.

Global Payments Inc.
By:
Name:	Suellyn P. Tornay		Morgan M. Schuessler
Title:	General Counsel		Executive
Date:	1/30/2012	Date:	1/30/2012